Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No.1 to this Registration Statement on Form F-1 of Haoxi Health Technology Limited. and subsidiaries of our report dated February 14, 2023 with respect to our audits of the consolidated financial statements of Haoxi Health Technology Limited. as of June 30, 2022 and 2021, and for each of the years in the two year period ended June 30, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 18, 2023